GMAC RFC  [GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

RFMSI SERIES 2007-S8 TRUST - PRELIMINARY
Issuing Entity

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2007-S8

August 23, 2007

                                                GMAC RFC Securities   [GRAPHIC OMITTED]

                      ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC.

                    STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding  Securities,  LLC. ("RFS") based on information with respect to the mortgage loans provided by Residential  Funding Company,  LLC. ("RFC") and its affiliates.  RFS is a wholly owned subsidiary of RFC.

Neither the issuing  entity nor any of its  affiliates  prepared,  provided,  approved or verified  any  statistical  or  numerical information  presented herein,  although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR  HAS  FILED A  REGISTRATION  STATEMENT  (INCLUDING  A  PROSPECTUS)  WITH  THE SEC FOR THE  OFFERING  TO  WHICH  THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS
AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING  TOLL-FREE  (888)
523-3990.

The  certificates  may not be suitable for all  investors.  RFS and its  affiliates  may acquire,  hold or sell  positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the  certificates,  written,  oral or otherwise,  will be effective  between RFS and  potential  purchasers until a preliminary  prospectus  supplement is delivered by RFS to such potential  purchasers  and the potential  purchaser and RFS enter into a contract after the delivery of such preliminary prospectus supplement.

The  certificates  referred to in these  materials  are being sold when, as and if issued.  The issuing  entity is not obligated to issue such  certificate or any similar  certificate  and RFS's  obligation to deliver such  certificate is subject to the terms and conditions of the  underwriting  agreement with the depositor and the  availability of such  certificate  when, as and if issued by the issuing entity.  You are advised that the terms of the  certificates  of any series,  and the  characteristics  of the mortgage loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage loans that comprise the pool may become  delinquent  or defaulted or may be removed or replaced  and that  similar or different  mortgage  loans may be added to the pool,  and that one or more  classes of  certificates  may be split,  combined  or  eliminated),  at any time prior to  issuance or availability  of a final  prospectus  for  that  series.  You are  advised  that  certificates  may not be  issued  that  have  the characteristics  described in these  materials.  RFS's  obligation to sell such  certificates to you is conditioned on the mortgage loans and  certificates  having the  characteristics  described  in these  materials.  If for any reason RFS does not deliver  such certificates,  RFS will notify you, and neither the issuing entity nor any  underwriter  will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase.

Investors are urged to read the base prospectus,  free writing prospectus or preliminary  prospectus  supplement and the prospectus supplement and other relevant  documents  filed or to be filed with the  Securities  and Exchange  Commission  because they contain important information.

The  information  in this free writing  prospectus is  preliminary,  and will be superseded  by the  prospectus.  This free writing prospectus is being delivered to you solely to provide you with information  about the offering of the certificates  referred to in this free  writing  prospectus  and to solicit an offer to purchase the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be  accepted  and will  not  constitute  a  contractual  commitment  by you to  purchase  any of the certificates  until we have  accepted  your offer to purchase  certificates.  We will not accept any offer by you to  purchase  the certificates,  and you will not have any contractual  commitment to purchase any of the certificates  until after you have received the  preliminary  prospectus.  You may withdraw  your offer to purchase  certificates  at any time prior to our  acceptance of your offer.  The information in this free writing  prospectus  supersedes any information  contained in any prior materials  relating to the certificates.

This free  writing  prospectus  does not contain all  information  that is required to be included in the base  prospectus  and the prospectus supplement.

RFS and its affiliates,  officers, directors, partners and employees,  including persons involved in the preparation or issuance of these materials,  may, from time to time, have long or short positions in, and buy and sell, the  certificates  mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The  information in this free writing  prospectus  supersedes  information  contained in any prior similar free writing  prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing  prospectus is not an offer to sell or a solicitation  of an offer to buy these  certificates  in any state where such offer, solicitation or sale is not permitted.

All  assumptions  and  information in this report  reflect RFS's  judgment as of this date and are subject to change.  All analyses are based on certain  assumptions  noted herein and different  assumptions could yield  substantially  different  results.  You are cautioned that there is no universally  accepted method for analyzing  financial  instruments.  You should review the  assumptions;
there may be  differences  between  these  assumptions  and your actual  business  practices.  Further,  RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy  remains your  responsibility.  RFS (or any of its  affiliates)  or their  officers,  directors, analysts or employees may have positions in  certificates,  commodities  or derivative  instruments  thereon  referred to here, and may, as principal or agent,  buy or sell such  certificates,  commodities or derivative  instruments.  In addition,  RFS may make a market in the certificates referred to herein.

Finally, RFS has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

15 YR FIX COLLATERAL SUMMARY

SUMMARY                                                    TOTAL                  MINIMUM                  MAXIMUM
15 Yr Fix Current Principal Balance                               $62,657,115.08              $108,632.95  $1,446,803.15
Number of Mortgage Loans                                                     120

Average Current Principal Balance                                    $522,142.63
Weighted Average Original Loan-to-Value                                   64.89%                   14.00%         92.00%
Weighted Average Mortgage Rate                                             6.05%                    5.38%          7.50%
Weighted Average Net Mortgage Rate                                         5.80%                    5.13%          7.25%
Weighted Average Note Margin                                               0.00%                    0.00%          0.00%
Weighted Average Maximum Mortgage Rate                                     0.00%                    0.00%          0.00%
Weighted Average Minimum Mortgage Rate                                     0.00%                    0.00%          0.00%
Weighted Average Term to Next Rate Adjustment Date
(months)                                                                       0                        0              0
Weighted Average Remaining Term to Stated Maturity
(months)                                                                     176                      171            180
Weighted Average Credit Score                                                745                      628            810

Weighted Average reflected in Total
                                                                                  PERCENT OF CUT-OFF DATE
                                                                   RANGE          PRINCIPAL BALANCE
Product Type                                               Hybrid ARM                               0.00%
                                                           Fixed                                  100.00%

Lien Position                                              First                                  100.00%
                                                           Second                                   0.00%

                                                           Single Family
Property Type                                              (detached)                              71.30%
                                                           Townhouse/rowhouse                       1.63%
                                                           Condo under 5 stories                    1.69%
                                                           Detached PUD                            23.68%
                                                           Attached PUD                             0.83%
                                                           Two-to-four family
                                                           units                                    0.87%

Occupancy Type                                             Primary Residence                       94.15%
                                                           Second/Vacation                          5.85%
                                                           Non Owner Occupied                       0.00%

Documentation Type                                         Full Documentation                      66.25%
                                                           Reduced Documentation                   33.75%

Loans with Prepayment penalties                                                                     1.65%

Interest Only Percentage                                                                            0.00%

                                     LIEN POSITION OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
LIEN POSITION                            LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
First Lien                                120      $62,657,115     100.00%     $522,143               745          64.89%

TOTAL:                                    120      $62,657,115     100.00%     $522,143               745          64.89%

                                 PRODUCT TYPE OF THE JUMBO A 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
PRODUCT TYPE                             LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
Fixed                                     120      $62,657,115     100.00%     $522,143             745          64.89%

TOTAL:                                    120      $62,657,115     100.00%     $522,143             745          64.89%

                               CREDIT SCORE DISTRIBUTION OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE
CREDIT SCORE RANGE                       LOANS       BALANCE       BALANCE         BALANCE        ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- -------------
620 - 639                                  3      $1,110,294        1.77%    $370,098               63.78%

640 - 659                                  2       1,078,799        1.72      539,400                78.93

660 - 679                                  7       4,040,010        6.45      577,144                67.18

680 - 699                                  13      5,074,838        8.10      390,372                64.75

700 - 719                                  16      8,261,440        13.19     516,340                67.78

720 - 739                                  12      5,649,047        9.02      470,754                67.04

740 - 759                                  12      5,882,090        9.39      490,174                67.38

760 or Greater                             55      31,560,596       50.37     573,829                62.58
                                                                               $
TOTAL:                                    120      $62,657,115     100.00%    522,143                64.89%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 745.

                              ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)       LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
100,001 to 200,000                         15       $               3.67%      $                      723          64.51%
                                                   2,298,435                  153,229

200,001 to 300,000                         8       1,955,935        3.12      244,492                 727          60.87

300,001 to 400,000                         5       1,755,143        2.80      351,029                 727          63.32

400,001 to 500,000                         25      11,687,207       18.65     467,488                 754          60.83

500,001 to 600,000                         35      19,009,600       30.34     543,131                 746          68.79

600,001 to 700,000                         8       4,973,948        7.94      621,744                 721          63.10

700,001 to 800,000                         9       6,610,637        10.55     734,515                 750          69.75

800,001 to 900,000                         5       4,119,270        6.57      823,854                 739          67.28

900,001 to 1,000,000                       9       8,800,138        14.04     977,793                 759          61.69

1,400,001 to 1,500,000                     1       1,446,803        2.31      1,446,803               717          51.00

TOTAL:                                    120      62,657,115      100.00%   $522,143                 745          64.89%
As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately
$522,143.

                                         NET MORTGAGE RATES OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
NET MORTGAGE RATES (%)                   LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
5.000 - 5.499                              5       $2,585,056       4.13%    $517,011                 745          70.39%

5.500 - 5.999                              82      45,936,792       73.31     560,205                 750          63.70

6.000 - 6.499                              26      12,082,649       19.28     464,717                 726          68.06

6.500 - 6.999                              6       1,601,983        2.56      266,997                 743          66.05

7.000 - 7.499                              1       450,635          0.72      450,635                 732          66.00

TOTAL:                                    120      $62,657,115     100.00%   %522,143                 745          64.89%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 5.80% per annum.

                                     MORTGAGE RATES OF THE LOANS OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
MORTGAGE RATE (%)                        LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
5.000 - 5.499                              1      $   503,794        0.80%   $503,794                 652          80.00%

5.500 - 5.999                              43      23,635,106       37.72     549,654                 749          63.60

6.000 - 6.499                              61      32,507,992       51.88     532,918                 745          65.75

6.500 - 6.999                              14      5,559,588        8.87      397,113                 733          63.88

7.500 - 7.999                              1       450,635          0.72      450,635                 732          66.00
                                                                               $
TOTAL:                                    120      $62,657,115     100.00%    522,143                 745          64.89%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 6.05% per annum.

                                       ORIGINAL LOAN-TO-VALUE OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE
ORIGINAL LTV RATIO (%)                   LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE
-------------------------------------- ----------- ------------- ------------ ------------------- -------------
0.01 - 50.00                               24    $11,115,636       17.74%    $463,151                 754

50.01 - 55.00                              7       4,898,201        7.82      699,743                 736

55.01 - 60.00                              11      5,700,972        9.10      518,270                 755

60.01 - 65.00                              7       3,038,826        4.85      434,118                 734

65.01 - 70.00                              16      10,238,324       16.34     639,895                 739

70.01 - 75.00                              17      9,639,704        15.38     567,041                 748

75.01 - 80.00                              31      16,136,720       25.75     520,539                 743

80.01 - 85.00                              2       306,459          0.49      153,230                 738

85.01 - 90.00                              4       1,427,262        2.28      356,816                 729

90.01 - 95.00                              1       155,012          0.25      155,012                 697

TOTAL:                                    120      $62,657,115     100.00%    $522,143                 745

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 64.89%.

                         GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
STATE                                    LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
California                                 32                      27.72%    $542,853                 745          60.53%
                                                   $17,371,299

Florida                                    11       6,691,819       10.68     608,347                 725          60.05

New York                                   1         568,266        0.91      568,266                 719          80.00

Texas                                      8        3,592,756       5.73      449,095                 740          71.27

New Jersey                                 6        2,240,391       3.58      373,398                 761          64.00

Georgia                                    6        3,822,748       6.10      637,125                 749          71.15

Virginia                                   6        3,428,203       5.47      571,367                 734          64.14

Alabama                                    2         789,978        1.26      394,989                 748          68.20

Arizona                                    5        2,965,707       4.73      593,141                 779          65.60

Colorado                                   3        1,969,510       3.14      656,503                 700          72.09

District of Columbia                       1         586,982        0.94      586,982                 776          52.00

Idaho                                      2         704,318        1.12      352,159                 773          79.07

Illinois                                   2        1,773,730       2.83      886,865                 733          68.34

Louisiana                                  1         575,005        0.92      575,005                 655          78.00

Massachusetts                              2        1,463,028       2.33      731,514                 774          67.47

Maryland                                   4        1,936,143       3.09      484,036                 746          71.62

Michigan                                   2         717,110        1.14      358,555                 749          80.00

Minnesota                                  1         347,612        0.55      347,612                 751          25.00

Missouri                                   1         157,317        0.25      157,317                 748          46.00

Mississippi                                1         155,012        0.25      155,012                 697          92.00

North Carolina                             3        1,589,821       2.54      529,940                 763          62.66

New Mexico                                 1         546,168        0.87      546,168                 770          59.00

Nevada                                     1         562,726        0.90      562,726                 760          75.00

Ohio                                       1         838,714        1.34      838,714                 666          75.00

Oregon                                     1         190,031        0.30      190,031                 762          58.00

Pennsylvania                               3         446,804        0.71      148,935                 719          80.68

Tennessee                                  2        1,681,823       2.68      840,912                 743          68.67

Utah                                       3        1,176,157       1.88      392,052                 749          62.32

Washington                                 8        3,767,936       6.01      470,992                 778          62.44

TOTAL:                                    120      $62,657,115     100.00%    $522,143                 745          64.89%

                                        MORTGAGE LOAN PURPOSE OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
LOAN PURPOSE                             LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
Purchase                                   24     $15,141,316      24.17%    $630,888                 758          77.03%

Rate/Term Refinance                        56      28,246,128       45.08     504,395                 739          61.86

Equity Refinance                           40      19,269,671       30.75     481,742                 743          59.79

TOTAL:                                    120      $62,657,115     100.00%    $522,143                745          64.89%

                                  MORTGAGE LOAN DOCUMENTATION TYPES OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
DOCUMENTATION TYPE                       LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
Full Documentation                         76     $41,512,030      66.25%      $546,211              748          65.58%

Reduced Documentation                      44      21,145,085       33.75       480,570              739          63.55

TOTAL:                                    120      $62,657,115     100.00%     $522,143              745          64.89%

                                           OCCUPANCY TYPE OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
OCCUPANCY TYPE                           LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
Primary Residence                         113      $58,989,271      94.15%      $522,029                 743          64.95%

Second/Vacation                            7       3,667,844        5.85         523,978                 764          63.96

TOTAL:                                    120      $62,657,115     100.00%      $522,143                 745          64.89%

                                      MORTGAGED PROPERTY TYPES OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
PROPERTY TYPE                            LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
Single-family detached                     90                      71.30%    $496,360                 745          61.81%
                                                   $44,672,357

Townhouse                                  2       1,023,308        1.63      511,654                 786          74.08

Condo-Low-Rise(Less than 5 stories)        2       1,062,006        1.69      531,003                 794          80.00

Planned Unit Developments (detached)       24      14,835,592       23.68     618,150                 739          71.92

Planned Unit Developments (attached)       1       518,625          0.83      518,625                 757          80.00

Two-to-four family units                   1       545,227          0.87      545,227                 703          65.00

TOTAL:                                    120      $62,657,115     100.00%   $522,143                 745          64.89%

                                      PREPAYMENT PENALTY TERMS OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
PREPAYMENT PENALTY TERM                  LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
None                                      117    $61,623,945        98.35%   $526,700                 745          65.38%

36 MO PPP                                  2       387,728          0.62      193,864                 725          47.67

60 MO PPP                                  1       645,442          1.03      645,442                 760          29.00

TOTAL:                                    120      $62,657,115     100.00%   $522,143                 745          64.89%

                                         INTEREST ONLY TERMS OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
INTEREST ONLY TERM                       LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
None                                      120      $62,657,115     100.00%     $522,143             745          64.89%

TOTAL:                                    120      $62,657,115     100.00%    $522,143                 745          64.89%

                                        DEBT TO INCOME RATIO OF THE 15 YR FIX LOANS
                                                                    % OF                            WEIGHTED      WEIGHTED
                                       NUMBER OF    PRINCIPAL     PRINCIPAL   AVERAGE PRINCIPAL     AVERAGE       AVERAGE
DEBT-TO-INCOME RATIO                     LOANS       BALANCE       BALANCE         BALANCE        CREDIT SCORE  ORIGINAL LTV
-------------------------------------- ----------- ------------- ------------ ------------------- ------------- -------------
20.00 or Less                              16     $5,951,223        9.50%    $371,951                 748          63.55%

20.01 - 25.00                              8       4,623,792        7.38      577,974                 765          62.50

25.01 - 30.00                              17      8,605,662        13.73     506,215                 754          59.75

30.01 - 35.00                              16      10,291,196       16.42     643,200                 758          60.48

35.01 - 40.00                              16      9,447,383        15.08     590,461                 741          65.58

40.01 - 45.00                              30      15,367,170       24.53     512,239                 720          67.55

45.01 - 50.00                              16      7,820,713        12.48     488,795                 753          73.08

50.01 - 55.00                              1       549,978          0.88      549,978                 773          60.00

TOTAL:                                    120      $62,657,115     100.00%   $522,143                 745          64.89%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately
35.37%.

JUMBO A 30 YR FIX COLLATERAL SUMMARY

SUMMARY                                                      TOTAL                              MINIMUM                 MAXIMUM
Jumbo A 30 Yr Fix Current Principal Balance                                    $426,155,390.03              $51,504.46  $1,991,698.71
Number of Mortgage Loans                                                                   783

Average Current Principal Balance                                                  $544,259.76
Weighted Average Original Loan-to-Value                                                 73.14%                  30.67%         95.00%
Weighted Average Mortgage Rate                                                           6.61%                   5.63%          8.25%
Weighted Average Net Mortgage Rate                                                       6.33%                   5.15%          8.00%
Weighted Average Note Margin                                                             0.00%                   0.00%          0.00%
Weighted Average Maximum Mortgage Rate                                                   0.00%                   0.00%          0.00%
Weighted Average Minimum Mortgage Rate                                                   0.00%                   0.00%          0.00%
Weighted Average Term to Next Rate Adjustment Date (months)                                  0                       0              0
Weighted Average Remaining Term to Stated Maturity (months)                                357                     237            360
Weighted Average Credit Score                                                              737                     620            819

Weighted Average reflected in Total
                                                                                                PERCENT OF CUT-OFF
                                                                                                DATE
                                                                           RANGE                PRINCIPAL BALANCE
Product Type                                                 Hybrid ARM                                          0.00%
                                                             Fixed                                             100.00%

Lien Position                                                First                                             100.00%
                                                             Second                                              0.00%

Property Type                                                Single Family (detached)                           63.78%
                                                             Townhouse/rowhouse                                  0.78%
                                                             Condo-Low-Rise(Less than 5
                                                             stories)                                            4.03%
                                                             Condo Mid-Rise (5 to 8 stories)                     0.23%
                                                             Condo High-Rise (9 stories or
                                                             more)                                               1.51%
                                                             Coop                                                0.15%
                                                             Detached PUD                                       26.23%
                                                             Attached PUD                                        1.72%
                                                             Two-to-four family units                            1.56%

Occupancy Type                                               Primary Residence                                  93.71%
                                                             Second/Vacation                                     6.29%
                                                             Non Owner Occupied                                  0.00%

Documentation Type                                           Full Documentation                                 42.86%
                                                             Reduced Documentation                              27.39%
                                                             Relocation                                          1.32%
                                                             Standard                                           25.27%
                                                             Stated Income/Verified Asset                        3.16%

Loans with Prepayment penalties                                                                                 17.89%

Interest Only Percentage                                                                                        41.46%

                                 LIEN POSITION OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
LIEN POSITION                            LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
First Lien                                783       $426,155,390      100.00%     $544,260           737          73.14%

TOTAL:                                    783       $426,155,390       100.00%    $544,260           737          73.14%

                                        PRODUCT TYPE OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
PRODUCT TYPE                             LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
Fixed                                     783       $                100.00%     $                    737          73.14%
                                                   426,155,390                  544,260
                                                    $                            $
TOTAL:                                    783      426,155,390       100.00%    544,260               737          73.14%

                           CREDIT SCORE DISTRIBUTION OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE
CREDIT SCORE RANGE                       LOANS        BALANCE        BALANCE        BALANCE      ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- --------------
Not Available                              1         $755,403         0.18%    $755,403              80.00%

620 - 639                                  24      11,521,472         2.70      480,061              75.27

640 - 659                                  40      19,581,105         4.59      489,528              75.09

660 - 679                                  45      23,082,354         5.42      512,941              74.88

680 - 699                                  95      49,568,316         11.63     521,772              73.31

700 - 719                                  76      41,218,982         9.67      542,355              75.24

720 - 739                                 105      57,509,434         13.49     547,709              75.87

740 - 759                                 106      59,490,900         13.96     561,235              70.81

760 or Greater                            291      163,427,423        38.35     561,606              71.78

TOTAL:                                    783      $426,155,390       100.00%    $544,260             73.14%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 737.
                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)       LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
100,000 or less                            1      $87,679             0.02%     $87,679               661          80.00%

100,001 to 200,000                         18      3,199,607          0.75      177,756               707          74.22

200,001 to 300,000                         21      5,121,548          1.20      243,883               714          77.56

300,001 to 400,000                         15      4,861,352          1.14      324,090               725          75.74

400,001 to 500,000                        317      145,790,213        34.21     459,906               729          75.33

500,001 to 600,000                        225      122,881,377        28.83     546,139               740          74.70

600,001 to 700,000                         83      53,257,588         12.50     641,658               749          72.06

700,001 to 800,000                         46      34,513,476         8.10      750,293               747          70.01

800,001 to 900,000                         16      13,727,576         3.22      857,973               728          69.80

900,001 to 1,000,000                       32      30,972,250         7.27      967,883               747          67.35

1,000,001 to 1,100,000                     4       4,294,025          1.01      1,073,506             736          59.71

1,100,001 to 1,200,000                     1       1,200,000          0.28      1,200,000             742          55.00

1,300,001 to 1,400,000                     2       2,757,000          0.65      1,378,500             707          75.08

1,400,001 to 1,500,000                     1       1,500,000          0.35      1,500,000             700          68.18

1,900,001 to 2,000,000                     1       1,991,699          0.47      1,991,699             753          34.00

TOTAL:                                    783     $426,155,390       100.00%    $544,260              737          73.14%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately
$544,260.

                                     NET MORTGAGE RATES OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
NET MORTGAGE RATES (%)                   LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
5.000 - 5.499                              3      $1,603,399          0.38%    $534,466             783          66.93%

5.500 - 5.999                              72      38,989,761         9.15      541,524               752          70.57

6.000 - 6.499                             419      231,022,152        54.21     551,366               744          72.36

6.500 - 6.999                             248      133,599,813        31.35     538,709               724          74.69

7.000 - 7.499                              33      17,057,373         4.00      516,890               705          76.82

7.500 - 7.999                              6       2,820,392          0.66      470,065               727          79.28

8.000 - 8.499                              2       1,062,500          0.25      531,250               746          77.07

TOTAL:                                    783      $426,155,390       100.00%  $544,260               737          73.14%
As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 6.33% per annum.

                                 MORTGAGE RATES OF THE LOANS OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
MORTGAGE RATE (%)                        LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
5.500 - 5.999                              11       $5,694,116        1.34%    $517,647              743          67.69%

6.000 - 6.499                             252      138,542,227        32.51     549,771               749          70.97

6.500 - 6.999                             412      225,432,247        52.90     547,166               735          73.80

7.000 - 7.499                              84      44,774,341         10.51     533,028               718          75.21

7.500 - 7.999                              20      9,627,270          2.26      481,363               706          81.41

8.000 - 8.499                              4       2,085,189          0.49      521,297               760          77.53

TOTAL:                                    783     $426,155,390       100.00%   $544,260               737          73.14%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 6.61% per annum.

                                   ORIGINAL LOAN-TO-VALUE OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE
ORIGINAL LTV RATIO (%)                   LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE
-------------------------------------- ----------- --------------- ------------ ---------------- --------------
0.01 - 50.00                               49     $29,903,467        7.02%     $610,275               757

50.01 - 55.00                              17      10,731,760         2.52      631,280               753

55.01 - 60.00                              28      17,136,031         4.02      612,001               741

60.01 - 65.00                              45      26,790,186         6.29      595,337               729

65.01 - 70.00                              72      43,784,087         10.27     608,112               739

70.01 - 75.00                             105      60,304,205         14.15     574,326               738

75.01 - 80.00                             417      213,868,005        50.19     512,873               734

80.01 - 85.00                              13      6,104,391          1.43      469,569               721

85.01 - 90.00                              22      10,406,891         2.44      473,041               732

90.01 - 95.00                              15      7,126,367          1.67      475,091               733

TOTAL:                                    783     $426,155,390       100.00%   $544,260               737

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 73.14%.

                     GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
STATE                                    LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
Alabama                                    3        $1,445,537        0.34%    $481,846               723          75.42%

Arizona                                    33        17,338,992       4.07      525,424               746          76.89

California                                261       144,266,709       33.85     552,746               734          71.65

Colorado                                   31        16,507,593       3.87      532,503               745          73.85

Connecticut                                12        6,542,627        1.54      545,219               740          68.12

Delaware                                   2          978,050         0.23      489,025               720          74.71

District of Columbia                       7         4,478,200        1.05      639,743               742          76.60

Florida                                    40        21,723,640       5.10      543,091               729          73.98

Georgia                                    11        5,177,953        1.22      470,723               730          73.97

Hawaii                                     2         1,384,798        0.32      692,399               708          54.28

Idaho                                      5         2,755,443        0.65      551,089               734          75.69

Illinois                                   12        6,712,003        1.58      559,334               763          69.93

Indiana                                    5         3,404,050        0.80      680,810               699          76.39

Kansas                                     1          871,942         0.20      871,942               733          74.28

Kentucky                                   1          940,000         0.22      940,000               774          80.00

Louisiana                                  1          467,101         0.11      467,101               668          80.00

Maine                                      5         2,153,731        0.51      430,746               751          78.39

Maryland                                   32        18,016,966       4.23      563,030               742          78.39

Massachusetts                              22        11,996,597       2.82      545,300               746          77.28

Michigan                                   8         4,260,684        1.00      532,586               737          75.69

Minnesota                                  11        5,425,557        1.27      493,232               727          75.48

Missouri                                   5         2,145,118        0.50      429,024               746          81.13

Nevada                                     16        8,251,717        1.94      515,732               727          67.43

New Hampshire                              2         1,058,038        0.25      529,019               735          80.00

New Jersey                                 40        21,557,159       5.06      538,929               734          74.23

New Mexico                                 1          159,200         0.04      159,200               725          80.00

New York                                   28        14,800,148       3.47      528,577               744          73.52

North Carolina                             5         2,222,749        0.52      444,550               717          82.82

Ohio                                       2         1,743,484        0.41      871,742               736          62.79

Oklahoma                                   1          491,925         0.12      491,925               652          80.00

Oregon                                     16        6,874,103        1.61      429,631               743          70.04

Pennsylvania                               13        7,396,639        1.74      568,972               727          71.93

Rhode Island                               1          694,240         0.16      694,240               766          48.28

South Carolina                             7         4,382,585        1.03      626,084               760          70.51

Tennessee                                  8         3,728,046        0.87      466,006               735          80.19

Texas                                      16        9,542,707        2.24      596,419               745          67.81

Utah                                       11        5,691,153        1.34      517,378               733          73.47

Vermont                                    2         1,102,441        0.26      551,220               786          77.28

Virginia                                   47        25,919,991       6.08      551,489               740          74.45

Washington                                 48        25,302,016       5.94      527,125               737          73.22

Wisconsin                                  9         6,243,756        1.47      693,751               755          72.25

TOTAL:                                    783       426,155,390      100.00%    544,260               737          73.14%

                                    MORTGAGE LOAN PURPOSE OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
LOAN PURPOSE                             LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
Purchase                                  341     $190,405,974        44.68%   $558,375               755          75.52%

Rate/Term Refinance                       214      117,694,648        27.62     549,975               727          72.81

Equity Refinance                          228      118,054,769        27.70     517,784               719          69.62

TOTAL:                                    783     $426,155,390       100.00%    $544,260              737          73.14%

                              MORTGAGE LOAN DOCUMENTATION TYPES OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
DOCUMENTATION TYPE                       LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
Full Documentation                        338     $182,629,563        42.86%   $540,324             726          75.48%

Reduced Documentation                     229      116,738,583        27.39     509,775               746          70.89

Relocation                                 8       5,605,386          1.32      700,673               764          61.66

Standard                                  187      107,701,399        25.27     575,943               744          72.97

Stated Income/Verified Asset               21      13,480,460         3.16      641,927               749          67.03

TOTAL:                                    783      426,155,390       100.00%    544,260               737          73.14%

                                       OCCUPANCY TYPE OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
OCCUPANCY TYPE                           LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
Primary Residence                         734     $399,341,089        93.71%      $544,061              735          73.21%

Second/Vacation                            49       26,814,302         6.29       547,231               761          72.11

TOTAL:                                    783     $426,155,390       100.00%     $544,260               737          73.14%

                                  MORTGAGED PROPERTY TYPES OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
PROPERTY TYPE                            LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
Single-family detached                    502     $271,794,772       63.78%    $541,424               734          72.68%

Townhouse                                  6       3,324,180          0.78      554,030               759          77.47

Condo-Low-Rise(Less than 5 stories)        34      17,167,044         4.03      504,913               757          76.97

Condo Mid-Rise (5 to 8 stories)            1       1,000,000          0.23      1,000,000             715          72.00

Condo High-Rise (9 stories or more)        9       6,441,459          1.51      715,718               750          68.79

Coop                                       1       654,602            0.15      654,602               787          80.00

Planned Unit Developments (detached)      199      111,784,906        26.23     561,733               740          73.35

Planned Unit Developments (attached)       15      7,324,040          1.72      488,269               759          77.41

Two-to-four family units                   16      6,664,387          1.56      416,524               732          75.31

TOTAL:                                    783      426,155,390       100.00%    544,260               737          73.14%

                                  PREPAYMENT PENALTY TERMS OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
PREPAYMENT PENALTY TERM                  LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
None                                      644     $349,921,778       82.11%    $543,357             740          73.03%

12 MO PPP                                  6       3,194,522          0.75      532,420               721          76.06

24 MO PPP                                  1       456,729            0.11      456,729               685          80.00

36 MO PPP                                 129      69,555,385         16.32     539,189               721          74.37

60 MO PPP                                  3       3,026,976          0.71      1,008,992             745          53.17

TOTAL:                                    783      426,155,390       100.00%    544,260               737          73.14%

                                     INTEREST ONLY TERMS OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
INTEREST ONLY TERM                       LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
None                                      458     $249,469,003        58.54%   $544,692               741          72.61%

120 MO IO                                 323      176,034,883        41.31     545,000               732          73.95

180 MO IO                                  2       651,504            0.15      325,752               785          54.55

TOTAL:                                    783      426,155,390       100.00%    544,260               737          73.14%

                                BACK-END DEBT TO INCOME RATIO OF THE JUMBO A 30 YR FIX LOANS
                                                                      % OF          AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL        AVERAGE       AVERAGE
DEBT-TO-INCOME RATIO                     LOANS        BALANCE        BALANCE        BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ ---------------- -------------- -------------
20.00 or Less                              35     $20,741,260         4.87%    $592,607               750          68.37%

20.01 - 25.00                              37      19,808,711         4.65      535,371               756          68.00

25.01 - 30.00                              61      33,734,255         7.92      553,021               756          73.40

30.01 - 35.00                             103      58,905,442         13.82     571,897               746          72.90

35.01 - 40.00                             184      99,876,293         23.44     542,806               732          72.08

40.01 - 45.00                             238      125,787,072        29.52     528,517               725          74.31

45.01 - 50.00                             122      65,317,816         15.33     535,392               739          75.44

50.01 - 55.00                              3       1,984,540          0.47      661,513               762          80.00
                                                    $                            $
TOTAL:                                    783      426,155,390       100.00%    544,260               737          73.14%

As of the cut-off date, the weighted average Back-End Debt-to-Income Ratio of the mortgage loans will be approximately
37.89%.